UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 Dorado Beach East
Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K (the “Initial 8-K”) filed by Mojo Data Solutions, Inc. (the “Company”) on October 31, 2014. The table under the section titled SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS of the Initial 8-K is hereby amended to indicate that Mr. Nicholas DeVito is the Company’s former COO and to delete the reference to note (7) from his name in the table to clarify that note (7) does not apply to him. Aside from the foregoing, all other information in the table, footnotes thereto and the referenced section remains as stated in the Initial 8-K. The table is amended to read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership

The following table sets forth, as of January 31, 2014, certain information known to us with respect to the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock by (i) each of our directors, (ii) each of our named executive officers and current executive officers, (iii) all of our directors and current executive officers as a group, and (iv) each shareholder known by us to be the beneficial owner of more than five percent (5%) of such class of securities. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner (1)	Amount		Percent (2)	Amount	Percent (3)	Amount		Percent (4)

Joseph Spiteri -CEO, Pres. & Chairman	3,000,000	(5)	17.91%	8,000,000	100%	15,000,000	(6)	72.29%

Nicholas P. DeVito -Former COO	1,500,000		8.96%	—	—	—		—

Ralph M. Amato -Former Director	5,803,260	(7)	34.62%	—	—	—	(8)	—

All officers and directors as a group (three persons)	10,303,260		76.14%	8,000,000	100%	20,750,000		100%

Notes

(1)	Unless otherwise noted, the address for each beneficial holder is c/o MOJO Data Solutions, Inc., 319 Dorado Beach East, Dorado, Puerto Rico 00646.

(2)	Based on 16,745,800 shares of common stock issued and outstanding as of November 1, 2013. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(3)	Based on 8,000,000 shares of Series A Preferred Stock issued and outstanding as of November 1, 2013. Each share of Series A Preferred Stock has the voting equivalency of 10 shares of common stock and is automatically convertible on January 1, 2016.

(4)	Based on 20,750,000 shares of Series B Preferred Stock issued and outstanding as of November 1, 2013. Each share of Series B Preferred Stock is convertible into one share of common stock at any time and from time to time upon the election of the holder thereof, subject to adjustment in certain circumstances.

(5)	Excludes 8,000,000 shares of common stock issuable upon the conversion of the Series A Preferred Stock on January 1, 2016 and 15,000,000 shares of common stock issuable upon the conversion of the Series B Preferred Stock.

(6)	These shares are subject to forfeiture if the Company does not achieve certain financial milestones as set forth in the Stock Purchase Agreement, dated September 20, 2013, between the Company and Mr. Spiteri. Mr. Spiteri is to forfeit 8,000,000 Series B shares if the Company does not have at least $1million in EBITDA for the fiscal year ended July 31, 2015 and 7,000,000 Series B shares if the Company does not have at least $2,000,000 in EBITDA for the fiscal year ended July 31, 2016.

(7)	Held indirectly through RDA Equities, LLC, a Puerto Rico limited liability company of which Mr. Amato has voting and dispositive control. Excludes 5,750,000 shares of common stock, which would have been issuable upon the conversion of 5,750,000 shares of Series B Preferred Stock whose issuance was dependent upon performance of certain obligations under the Stock Purchase Agreement. As set forth in Note (8) below, such obligations were not satisfied and such shares are deemed unissued by the Company.

(8)	Pursuant to the terms of the Stock Purchase Agreement, Mr. Amato was to receive 5,750,000 shares of Series B Preferred Stock upon the Company achieving certain financial milestones as set forth in the Stock Purchase Agreement, dated September 20, 2013, between the Company and RDA Equities, LLC. However, such obligations under the Stock Purchase Agreement, which were conditions precedent to Mr. Amato’s receipt of such shares, have not been satisfied. Accordingly, the Company has taken the position that Mr. Amato is not entitled to such shares. If Mr. Amato disputed this position, litigation between him and the Company could ensue. The Company believes that it would prevail in any such litigation if it did occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS INC.

Date: November 4, 2014	By:	/s/ Joseph Spiteri
Joseph Spiteri, CEO, President, Secretary & Treasurer